GREAT-WEST LIFECO INC.

                                     RELEASE



Readers are referred to the disclaimer regarding Forward-Looking Information and Non-GAAP Financial Measures at the end of this Release.

                                                                         TSX:GWO

             Great-West Lifeco reports second quarter 2004 results, dividend increase and announces two for one subdivision of common shares

Winnipeg, July 28, 2004 ... Great-West Lifeco Inc. (Lifeco) has reported net income attributable to common shareholders, excluding restructuring charges related to the acquisition of Canada Life Financial Corporation (CLFC), of $407 million for the three months ended June 30, 2004, compared to $261 million reported a year ago, an increase of 56%. On a per share basis, this represents $0.912 per common share for the second quarter of 2004, an increase of 28%, compared to a year ago. Net income, after restructuring costs, attributable to common shareholders for the quarter was $401 million or $0.898 per common share.

For the six months ended June 30, 2004, net income attributable to common shareholders, excluding restructuring charges, was $790 million, an increase of 54% compared to $514 million for 2003, or $1.768 per common share, an increase of 26% compared to $1.405 per common share for 2003. Net income, after restructuring costs, attributable to common shareholders was $777 million or $1.739 per common share for the six months of 2004.

Lifeco experienced solid growth overall in the second quarter, with strong operating results in all major business segments, a substantial increase in assets under administration, and significant growth in net income attributable to common shareholders.

Highlights
o For the second quarter of 2004, common shareholder net income, excluding restructuring charges, increased 56% compared to the second quarter of 2003.
o Return on common shareholders' equity, excluding restructuring costs, was 19.4% for the twelve months ended June 30, 2004.
o Earnings per common share, for the second quarter of 2004, excluding restructuring charges, increased 28% compared to a year ago.
o Assets under administration at June 30, 2004 totalled $167.3 billion, up $8.2 billion from December 31, 2003 levels.
o Quarterly dividends declared were 36.25(cent) per common share, an increase of 4(cent) per share, payable September 30, 2004. Dividends paid on common shares for the first six months of 2004 were 19% higher than a year ago.

Consolidated net earnings for Lifeco are the net operating earnings of The Great-West Life Assurance Company (Great-West Life), Canada Life Financial Corporation (CLFC), London Life Insurance Company (London Life) and Great-West Life & Annuity Insurance Company (GWL&A), together with Lifeco's corporate results.


The results for the second quarter of 2004 include the effects of the Canada Life Financial Corporation (CLFC) acquisition, which closed on July 10, 2003. The comparative figures for 2003 do not include the results of CLFC.

Effective for the second quarter of 2004, the former Canada/Europe segment has been separated into two segments, Canada and Europe for both current and comparative information. The European segment is comprised of the European insurance and annuity operations of CLFC, together with the reinsurance operations of both CLFC and London Reinsurance Group Inc.


Canada

Consolidated net earnings of the Canadian segment of Lifeco attributable to common shareholders for the second quarter of 2004 increased 55% to $181 million from $117 million a year ago. For the six months ended June 30, 2004, earnings were up 44% to $328 million, compared to $227 million at June 30, 2003.

Total premiums and deposits for the six months ended June 30, 2004 increased $4.2 billion from 2003 levels, while fee income for the period increased $123 million.

In addition to the inclusion of CLFC business, results reflect strong operating earnings for Great-West, London Life and Canada Life, including significant increases in segregated funds deposits and growth in assets.

Total assets under administration at June 30, 2004 were $80.7 billion, up $4.4 billion from December 31, 2003 levels, with increases in general funds of $1.2 billion and in segregated funds of $3.2 billion.


Europe

Consolidated net earnings of the European segment of Lifeco attributable to common shareholders for the second quarter of 2004 were $76 million, up from $12 million a year ago. For the six months ended June 30, 2004, earnings were $153 million, compared to $23 million at June 30, 2003.

Total premiums and deposits for the six months ended June 30, 2004 of $4.8 billion represents an increase of $2.7 billion from 2003 levels, and fee income for the six months ended June 30, 2004 was $187 million.

The changes are almost entirely due to the inclusion of CLFC results in 2004.

Total assets under administration at June 30, 2004 were $38.4 billion, up $2.6 billion from December 31, 2003 levels, with increases in general funds of $1.0 billion and in segregated funds of $1.6 billion.



United States

Consolidated net earnings of the United States segment of Lifeco attributable to common shareholders for the second quarter of 2004 increased 17% to $154 million from $132 million a year ago. For the six months ended June 30, 2004, earnings were up 19% to $313 million, compared to $264 million at June 30, 2003.

The increases were primarily related to favourable results for Financial Services reflecting the inclusion of CLFC in 2004.

Total premiums and deposits for the six months ended June 30, 2004 reflect increases for Financial Services retirement products and decreases in Healthcare premiums, essentially reflecting the cession of Canada Life's U.S. group business during the first quarter of 2004.

An increase in fee income for the six months ended June 30, 2004, compared to a year ago, was mitigated by the change in the value of Canadian currency.

Total assets under administration were $48.2 billion at June 30, 2004 up $1.2 billion from December 31, 2003 levels, essentially reflecting increases in segregated funds.


CORPORATE

Corporate net earnings for Lifeco, attributable to common shareholders, were a net charge of $10 million for the second quarter of 2004, and a net charge of $17 million for the six months ended June 30, 2004. These results are comprised mainly of restructuring costs related to the CLFC acquisition.


SUBDIVISION OF COMMON SHARES

Lifeco announced its intention to subdivide its outstanding common shares on a two for one basis. Details of the manner in which the subdivision will be effected, including record date, will be announced later.


Quarterly Dividends

At its meeting today, the Board of Directors approved a quarterly dividend of $0.3625 per share on the common shares of the Company payable September 30, 2004 to shareholders of record at the close of business September 2, 2004.

In addition, the Directors approved quarterly dividends on:
o    Series D First Preferred Shares $0.293750 per share;
o    Series E First Preferred Shares $0.30 per share; and
o Series F First Preferred Shares $0.36875 per share payable September 30, 2004 to shareholders of record at the close of business September 2, 2004;
o Class A, Series 1 Preferred Shares $0.3125 per share payable October 31, 2004 to shareholders of record at the close of business October 1, 2004.




Great-West Lifeco

Great-West Lifeco Inc. (TSX:GWO) is a financial services holding company with interests in the life insurance, health insurance, retirement savings, and reinsurance businesses. The Company has operations in Canada and internationally through The Great-West Life Assurance Company, London Life Insurance Company and The Canada Life Assurance Company, and in the United States through Great-West Life & Annuity Insurance Company and The Canada Life Assurance Company. Lifeco and its companies, including Canada Life have more than $167 billion in assets under administration. Great-West Lifeco is a member of the Power Financial Corporation group of companies.


Forward-Looking Information and Non-GAAP Financial Measures
This release may contain forward-looking statements about the Company, including its business operations, strategy and expected financial performance and condition. Forward-looking statements include statements that are predictive in nature, depend upon or refer to future events or conditions, or include words such as "expects", "anticipates", "intends", "plans", "believes", "estimates" or negative versions thereof and similar expressions. In addition, any statement that may be made concerning future financial performance (including revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future Company action, is also a forward-looking statement. Forward-looking statements are based on current expectations and projections about future events and are inherently subject to, among other things, risks, uncertainties and assumptions about the Company, economic factors and the insurance industry generally. They are not guarantees of future performance, and actual events and results could differ materially from those expressed or implied by forward-looking statements made by the Company due to, but not limited to, important factors such as general economic, political and market factors in North America and internationally, interest and foreign exchange rates, global equity and capital markets, business competition, technological change, changes in government regulations, unexpected judicial or regulatory proceedings, catastrophic events, and the Company's ability to complete strategic transactions and integrate acquisitions. The reader is cautioned that the foregoing list of important factors is not exhaustive. The reader is also cautioned to consider these and other factors carefully and not place undue reliance on forward-looking statements.

Net income, basic earnings per common share and return on common shareholders' equity are presented before restructuring as a measure of earnings performance excluding acquisition related restructuring charges. These are non-GAAP financial measures that do not have standard meanings and are not directly comparable to similar measures used by other issuers.



Further information
Selected financial information is attached.

Great-West Lifeco's second quarter analyst teleconference will be held Wednesday, July 28, at 2:00 p.m. (Eastern). The call can be accessed through www.greatwestlifeco.com or by phone, through listen-only lines at:
o    Participants in the Toronto area: 416-405-8532
o    Participants from North America: 1-877-295-2825
o Participants from Overseas: Dial international access code first, then 800-3420-4230.

A replay of the call will be available from July 28, until August 4, and can be accessed by calling 1-800-408-3053 or 416-695-5800 in Toronto (passcode:
3079757#).

Additional information relating to Lifeco, including most recent interim unaudited financial statements, interim Management's Discussion and Analysis (MD&A), Annual Information Form (AIF) and CEO/CFO certificates will be filed on SEDAR at www.sedar.com.

                                -end-


For more information contact:

Marlene Klassen
Director, Media & Public Relations
(204) 946-7705
marlene.klassen@gwl.ca




                     FINANCIAL HIGHLIGHTS (unaudited)
                    (in $ millions, except per share amounts)

                                                              For the three months ended       For the six months ended
                                                                       June 30                         June 30
                                                            ------------------------------- -------------------------------
                                                            ---------------------------------------------------------------
                                                               2004      2003     % Change     2004       2003    % Change
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
Premiums:
Life insurance, guaranteed annuities and insured health        $ 3,940   $ 2,669       48%     $ 7,351    $ 5,618      31%
    products
Self-funded premium equivalents (ASO contracts) (1)              2,047     2,055        0%       4,054      4,221      -4%
Segregated funds deposits:   (1)
   Individual products                                           1,320       331      299%       2,978        857     247%
   Group products                                                1,473       930       58%       4,086      1,975     107%
                                                            ------------------------------- -------------------------------
                                                            ------------------------------- -------------------------------
Total premiums and deposits                                      8,780     5,985       47%      18,469     12,671      46%
                                                            ------------------------------- -------------------------------
                                                            ------------------------------- -------------------------------

Fee and other income                                               587       399       47%       1,119        832      34%
Paid or credited to policyholders                                4,333     2,959       46%       8,102      6,281      29%
Net income attributable to:
   Preferred shareholders                                           14         6      133%          28         12     133%
   Common shareholders before restructuring costs (2)              407       261       56%         790        514      54%
   Restructuring costs after tax (2)                                 6         -                    13          -
   Common shareholders                                             401       261       54%         777        514      51%

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
Per Common Share
Basic earnings before restructuring costs (2)                  $ 0.912   $ 0.715       28%     $ 1.768    $ 1.405      26%
Restructuring costs after tax (2)                                0.014         -                 0.029          -
Basic earnings after restructuring costs                         0.898     0.715       26%       1.739      1.405      24%
Dividends paid                                                   0.3225    0.270       19%       0.645      0.540      19%
Book value per common share                                                                     18.14      11.21       62%

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

Return on common shareholders' equity (12 months):
   Net income before restructuring costs (2)                                                     19.4%      24.5%
   Net income                                                                                    19.0%      24.5%

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
At June 30
Total assets                                                                                 $ 100,149   $ 57,705      74%
Segregated funds assets  (1)                                                                    67,200     35,142      91%
                                                                                            -------------------------------
                                                                                            -------------------------------
Total assets under administration                                                            $ 167,349   $ 92,847      80%
                                                                                            ===============================
                                                                                            ===============================

Capital stock and surplus                                                                      $ 9,213    $ 4,525     104%



(1) Segregated funds deposits and self-funded premium equivalents
    (ASO contracts)
     The financial statements of a life insurance company do not include the assets, liabilities, deposits and withdrawals of segregated funds or the claims payments related to administrative services only (ASO) Group health contracts. However, the Company does earn fee and other income related to these contracts. Both segregated fund and ASO contracts are an important aspect of the overall business of the Company and should be considered when comparing volumes, size and trends.

(2) Following the acquisition of Canada Life Financial Corporation (CLFC) by the Company, a plan was developed to restructure and exit selected operations of CLFC (see note 2 in the Company's interim financial statements). The costs include approximately $350 that was recognized as part of the purchase equation of CLFC, and $98 to be charged to income as it is incurred. Of this latter amount, shareholder net income for the six months ended June 30, 2004 includes restructuring costs of $13 after tax or $.029 per common share; shareholder net income for the three months ended June 30, 2004 includes restructuring costs of $6 after tax or $.014 per common share. Net income, basic earnings per common share and return on common shareholders' equity are presented before restructuring as a measure of earnings performance, excluding restructuring charges related to the acquisition of CLFC, and incurred during the period.






                 SUMMARY OF CONSOLIDATED OPERATIONS (unaudited)
                    (in $ millions, except per share amounts)

                                                          For the three months        For the six months
                                                              ended June 30              ended June 30
                                                        ------------------------------------------------------
                                                        ------------------------------------------------------
                                                                2004         2003         2004          2003
                                                        ------------------------------------------------------
                                                        ------------------------------------------------------

Income
    Premium income                                           $ 3,940      $ 2,669       $ 7,351       $ 5,618
    Net investment income                                      1,325          903         2,649         1,851
    Fee and other income                                         587          399         1,119           832
                                                        ------------------------------------------------------
                                                        ------------------------------------------------------
                                                               5,852        3,971        11,119         8,301
                                                        ------------------------------------------------------
                                                        ------------------------------------------------------

Benefits and Expenses
    Paid or credited to policyholders and beneficiaries
         including policyholder dividends and experience       4,333        2,959         8,102         6,281
         refund
Commissions                                                      314          163           605           333
    Operating expenses                                           572          402         1,156           832
    Restructuring costs (note 2)                                   9            -            18             -
    Premium taxes                                                 63           32           115            62
    Amortization of finite life intangible assets (note 3)         4            -             7             -
    Distribution on capital trust securities (note 5)              7            4            14             9
                                                        ------------------------------------------------------
                                                        ------------------------------------------------------

Net income before income taxes                                   550          411         1,102           784

    Income taxes   - current                                      40          163           204           244
                   - future                                       90          (48)           63           (23)
                                                        ------------------------------------------------------
                                                        ------------------------------------------------------

Net income before non-controlling interests                      420          296           835           563

Non-controlling interests (note 5)                                 5           29            30            37
                                                        ------------------------------------------------------
                                                        ------------------------------------------------------

Net income                                                     $ 415        $ 267         $ 805         $ 526
                                                        ======================================================
                                                        ======================================================

Earnings per common share (note 10)

    Basic                                                    $ 0.898      $ 0.715       $ 1.739       $ 1.405
                                                        ======================================================
                                                        ======================================================

    Diluted                                                  $ 0.890      $ 0.707       $ 1.723       $ 1.390
                                                        ======================================================
                                                        ======================================================

--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

Summary of Net Income

    Preferred shareholder dividends                             $ 14          $ 6          $ 28          $ 12

    Net income - common shareholders                             401          261           777           514
                                                        ------------------------------------------------------
                                                        ------------------------------------------------------

    Net income                                                 $ 415        $ 267         $ 805         $ 526
                                                        ======================================================
                                                        ======================================================

    Average number of shares outstanding - basic                                    446,517,952   365,889,909
    Average number of shares outstanding - diluted                                  450,628,780   369,836,804




                     CONSOLIDATED BALANCE SHEET (unaudited)
                                 (in $ millions)

                                                                        June 30,            December 31,      June 30,
                                                                          2004               2003               2003
                                                                     ---------------     --------------     --------------
                                                                     ---------------     --------------     --------------
       Assets

       Bonds                                                               $ 56,560           $ 54,208           $ 32,761
       Mortgage loans                                                        15,058             15,088              7,441
       Stocks                                                                 3,395              3,199              1,445
       Real estate                                                            1,629              1,594              1,122
       Loans to policyholders                                                 6,918              6,566              5,581
       Cash and certificates of deposit                                       2,336              2,461              1,195
       Funds withheld by ceding insurers                                      3,872              4,142              4,617
       Premiums in course of collection                                         436                448                307
       Interest due and accrued                                                 849                882                446
       Future income taxes                                                      389                482                131
       Goodwill (note 3(a))                                                   5,332              5,265              1,147
       Intangible assets (note 3(b))                                          1,530              1,398                529
       Other assets                                                           1,845              1,718                983
                                                                     ---------------     --------------     --------------
                                                                     ---------------     --------------     --------------

       Total assets                                                       $ 100,149           $ 97,451           $ 57,705
                                                                     ===============     ==============     ==============
                                                                     ===============     ==============     ==============

       Liabilities

       Policy liabilities
          Actuarial liabilities                                            $ 69,866           $ 66,999           $ 41,825
          Provision for claims                                                1,060              1,092                572
          Provision for policyholder dividends                                  541                544                349
          Provision for experience rating refunds                               639                840                808
          Policyholder funds                                                  2,180              2,023              1,881
                                                                     ---------------     --------------     --------------
                                                                     ---------------     --------------     --------------
                                                                             74,286             71,498             45,435

       Commercial paper and other loans (note 4)                              2,385              2,576              1,547
       Current income taxes                                                     403                619                509
       Funds held under reinsurance contracts                                 4,375              4,655                  -
       Future income taxes                                                       87                  -                  -
       Other liabilities                                                      3,978              4,355              2,436
       Repurchase agreements                                                    626                503                255
       Net deferred gains on portfolio investments sold                       2,300              2,237              1,012
                                                                     ---------------     --------------     --------------
                                                                     ---------------     --------------     --------------
                                                                             88,440             86,443             51,194

       Non-controlling interests (note 5)                                     2,496              2,418              1,986

       Capital Stock and Surplus

          Capital stock (note 6)                                              5,780              5,783              1,983
          Surplus                                                             3,437              2,993              2,651
          Provision for unrealized gain (loss) on translation
            of net investment in foreign operations                              (4)              (186)              (109)
                                                                     ---------------     --------------     --------------
                                                                     ---------------     --------------     --------------
                                                                              9,213              8,590              4,525
                                                                     ---------------     --------------     --------------
                                                                     ---------------     --------------     --------------

       Liabilities, capital stock and surplus                             $ 100,149           $ 97,451           $ 57,705
                                                                     ===============     ==============     ==============
                                                                     ===============     ==============     ==============




                 CONSOLIDATED STATEMENT OF SURPLUS (unaudited)
                                (in $ millions)


                                                                                                     For the six months
                                                                                                        ended June 30
                                                                                                 ----------------------------
                                                                                                 ----------------------------
                                                                                                     2004           2003
                                                                                                 -------------   ------------
                                                                                                 -------------   ------------


Balance, beginning of year                                                                            $ 2,993        $ 2,382

Net income                                                                                                805            526

Change in accounting policy (note 1(b))                                                                    (4)             -

Contributed surplus - Stock option expense
      Change in accounting policy (note 1(b))                                                               5              -
      Current year expense (note 7)                                                                         3              -

Repatriation of Canada Life seed capital from participating policyholder account (note 5 (b))              21              -

Common share cancellation excess                                                                          (70)           (47)

Dividends to shareholders
      Preferred shareholders                                                                              (28)           (12)
      Common shareholders                                                                                (288)          (198)
                                                                                                 -------------   ------------
                                                                                                 -------------   ------------

Balance, end of period                                                                                $ 3,437        $ 2,651
                                                                                                 =============   ============
                                                                                                 =============   ============




                CONSOLIDATED STATEMENT OF CASH FLOWS (unaudited)
                                 (in $ millions)

                                                                     For the three months               For the six months
                                                                       ended June 30                     ended June 30
                                                                -------------------------------- ---------------------------------
                                                                -------------------------------- ---------------------------------
                                                                     2004             2003            2004              2003
                                                                ---------------  --------------- ---------------   ---------------
                                                                ---------------  --------------- ---------------   ---------------

Operations
   Net income                                                            $ 415            $ 267           $ 805             $ 526
   Adjustments for non-cash items:
      Change in policy liabilities                                       1,003             (185)          1,680               (71)
      Change in funds withheld by ceding insurers                           42              174             270               169
      Change in current income taxes payable                              (147)              64            (218)               57
      Future income tax expense                                             90              (48)             63               (23)
      Other                                                               (560)             146            (776)              575
                                                                ---------------  --------------- ---------------   ---------------
                                                                ---------------  --------------- ---------------   ---------------
Cash flows from operations                                                 843              418           1,824             1,233

Financing Activities
   Issue of common shares                                                    3                6              15                 8
   Purchased and cancelled common shares                                   (55)             (31)            (88)              (53)
   Issue of debentures                                                       -                -               -               600
   Repayment of commercial paper and other loans                             6               11              (2)               (3)
   Partial repayment of five year term facility (note 4)                  (200)               -            (200)                -
   Debenture issue costs                                                     -                -               -                (6)
   Dividends paid                                                         (158)            (105)           (316)             (210)
                                                                ---------------  --------------- ---------------   ---------------
                                                                ---------------  --------------- ---------------   ---------------
                                                                          (404)            (119)           (591)              336

Investment Activities
   Bond sales and maturities                                             9,988            8,005          20,203            14,836
   Mortgage loan repayments                                                646              308           1,101               641
   Stock sales                                                             232               71             650               296
   Real estate sales                                                        21              120              55               176
   Change in loans to policyholders                                       (181)             (55)           (192)              (73)
   Change in repurchase agreements                                        (124)              65             103              (197)
   Reinsurance transactions                                                 (8)               -            (436)                -
   Investment in bonds                                                 (10,257)          (8,261)        (21,170)          (16,426)
   Investment in mortgage loans                                           (349)            (183)           (815)             (306)
   Investment in stocks                                                   (290)            (129)           (790)             (214)
   Investment in real estate                                               (46)             (11)            (67)              (19)
                                                                ---------------  --------------- ---------------   ---------------
                                                                ---------------  --------------- ---------------   ---------------
                                                                          (368)             (70)         (1,358)           (1,286)

Increase (decrease) in cash and certificates of deposit                     71              229            (125)              283

Cash and certificates of deposit, beginning of period                    2,265              966           2,461               912
                                                                ---------------  --------------- ---------------   ---------------
                                                                ---------------  --------------- ---------------   ---------------

Cash and certificates of deposit, end of period                        $ 2,336          $ 1,195         $ 2,336           $ 1,195
                                                                ===============  =============== ===============   ===============
                                                                ===============  =============== ===============   ===============



Notes to Interim Consolidated Financial Statements (unaudited)
(in $ millions, except per share amounts)

1.   Basis of Presentation and Summary of Accounting Policies

(a) The interim unaudited consolidated financial statements of Great-West Lifeco Inc. (Lifeco or the Company) at June 30, 2004 have been prepared in accordance with Canadian generally accepted accounting principles, using the same accounting policies and methods of computation followed in the consolidated financial statements for the year ended December 31, 2003, except as noted below. These interim consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto in the Company's annual report dated December 31, 2003.

(b)  New Accounting Requirements for 2004

     Stock Based Compensation

     Effective January 1, 2004, the Canadian Institute of Chartered Accountants
     (CICA) Handbook Section 3870 Stock-Based Compensation and Other Stock-Based Payments was amended to require expense treatment of all stock based compensation and payments at grant date for options granted beginning on or after January 1, 2002. This change in accounting policy has been applied retroactively without restatement of prior years' financial statements and, results in a charge of $4 to shareholders' surplus, a charge of $1 to non-controlling interests and an increase in contributed surplus of $5.

     Interim Financial Statements

     Effective June 30, 2004, the CICA Handbook Section 1751 Interim Financial Statements was amended to require disclosure of the total benefit cost for employee future benefits. This change in accounting policy has been applied prospectively (see note 9).

(c) Certain of 2003 amounts presented for comparative purposes have been reclassified to conform to the presentation adopted in the current year.



2.   Restructuring Costs

     Following the acquisition of CLFC on July 10, 2003, the Company developed a plan to restructure and exit selected operations of Canada Life Financial Corporation (CLFC). The Company expects the restructuring to be substantially completed by the end of 2004. Costs are expected to be incurred as a result and consist primarily of exit and consolidation activities involving operations, facilities, systems and compensation costs. Expected total restructuring costs have been revised during the second quarter of 2004 from $497 to $448. The costs include approximately $350 that was recognized as part of the purchase equation of CLFC. Costs of approximately $98 are expected to be charged to income as incurred.



     The following details the amount and status of restructuring and exit program costs for the period ended June 30, 2004:



                                                Expected        Amounts         Amounts       Total amounts      Balance
                                               total costs   utilized - 2003 utilized - 2004    utilized      June 30, 2004
                                              ------------- --------------- --------------- ----------------- ---------------
     Eliminating duplicate systems                   $ 128            $ 13            $ 30             $ 43             $ 85
     Exiting and consolidating operations              115              28              30               58               57
     Compensation costs                                205              84              50              134               71
                                              ------------- --------------- --------------- ----------------- ---------------
                                                     $ 448           $ 125           $ 110            $ 235            $ 213
                                              ============= =============== =============== ================= ===============

     Accrued on acquisition                          $ 350            $ 94            $ 92            $ 186            $ 164
     Expense as incurred                                98              31              18               49               49
                                              ------------- --------------- --------------- ----------------- ---------------
                                                     $ 448           $ 125           $ 110            $ 235            $ 213
                                              ============= =============== =============== ================= ===============

     Canada                                          $ 356            $ 95            $ 87            $ 182            $ 174
     Europe                                             47              13               4               17               30
     United States                                      45              17              19               36                9
                                              ------------- --------------- --------------- ----------------  ---------------
                                                     $ 448           $ 125           $ 110            $ 235            $ 213
                                              ============= =============== =============== ================= ===============





3.   Goodwill and Intangible Assets


(a) Carrying value of goodwill and changes in carrying value of goodwill for the six months ended June 30 are as follows:

                                                                         2004               2003
                                                                      ------------     ---------------

      Balance, beginning of year                                           $5,265             $ 1,158
      Changes in allocation of purchase price of CLFC                          66                   -
      Changes in foreign exchange rates                                         1                 (11)
                                                                      ------------     ---------------
                                                                      ------------     ---------------
      Balance, end of period                                               $5,332             $ 1,147
                                                                      ============     ===============



         The change in the allocation of the purchase price of CLFC consists of decreases in the values of invested and other assets acquired of $91, increases in the value of intangible assets of $127, increases in the value of policy liabilities assumed of $164 and decreases in the value of other liabilities assumed of $62.

         The goodwill arising from the CLFC acquisition may be adjusted in 2004 in terms of amount and allocation to the Company's major reportable segments as part of the finalization of the allocation of the purchase price to the assets acquired and liabilities assumed of CLFC.

(b) Carring value of intangible assets and changes in carrying value of intangible assets for the six months ended June 30 are as follows:



                                                                         2004               2003
                                                                      ------------     ---------------

      Balance, beginning of year                                           $1,398               $ 529
      Changes in allocation of purchase price of CLFC                         127                   -
      Amortization of finite life intangible assets                            (7)                  -
      Changes in foreign exchange rates                                        12                   -
                                                                      ------------     ---------------
                                                                      ------------     ---------------
      Balance, end of period                                               $1,530               $ 529
                                                                      ============     ===============

         During 2004, as part of the revision of the allocation of the purchase price of CLFC the Company identified $127 of additional finite life intangible assets relating to distribution channels of CLFC. These finite life intangible assets are amortized on a straight-line basis over a period not exceeding 30 years.


4.   Commercial Paper and Other Loans

     Commercial paper and other loans consist of the following:



                                                                                       June 30,      December 31,     June 30,
                                                                                         2004           2003            2003
                                                                                    -------------  --------------- ------------
Short Term
     Commercial paper and other short term borrowings with interest rates
           from 1.2% to 1.3% (1.4% in 2003)                                                $ 130            $ 124        $ 138
     Revolving credit in respect of reinsurance business with interest rates
          from 1.3% to 2.8% maturing within one year (1.6% to 3.4% in 2003)                   25               29           33
                                                                                    ------------------------------ ------------
 Total short term                                                                            155              153          171
                                                                                    ------------------------------ ------------

 Long Term
   Operating:
     First mortgages secured by real estate and limited
          recourse mortgages at interest rates from
          6.4% to 11.4% in 2003                                                                -                -          126
     Other notes payable with interest of 8.0%                                                11               12           13
                                                                                    ------------------------------ ------------
                                                                                              11               12          139
                                                                                    ------------------------------ ------------
   Capital:
     Five year term facility at rates of: $237 at Canadian 90-day
          Bankers' Acceptance, $79 at 30-day Bankers' Acceptance; $62
          at 90-day LIBOR rate
          $20 at 30-day LIBOR rate                                                           398              596            -
     Subordinated debentures due September 11, 2011 bearing a fixed rate of 8% until 2006 and, thereafter, at a rate equal to the Canadian
           90-day Bankers' Acceptance rate plus 1%                                           276              278            -
     Series A subordinated debentures due December 11, 2013 bearing a fixed rate of 5.8% until 2008 and, thereafter, at a rate equal to the
           Canadian 90-day Bankers' Acceptance rate plus 1%                                  210              210            -
     6.75% Debentures due August 10, 2015, unsecured                                         200              200          200
     6.14% Debentures due March 21, 2018, unsecured                                          200              200          200
     Series B 6.40% Debentures due December 11, 2028, unsecured                              101              101            -
     6.74% Debentures due November 24, 2031, unsecured                                       200              200          200
     6.67% Debentures due March 21, 2033, unsecured                                          400              400          400
     7.25% Subordinated capital income securities redeemable by the Company
           on or after June 30, 2004, due June 30, 2048, unsecured (U.S.$175)                234              226          237

                                                                                    ------------------------------ ------------
     Sub total                                                                             2,219            2,411        1,237
                                                                                    ------------------------------ ------------
 Total long term                                                                           2,230            2,423        1,376
                                                                                    ------------------------------ ------------
 Total                                                                                   $ 2,385          $ 2,576      $ 1,547
                                                                                    ============================== ============




     On June 30, 2004 the Company repaid $200 principal amount of the five year term facility.




5.   Non-Controlling Interests

     The Company controlled a 100% equity interest in The Great-West Life Assurance Company (Great-West), London Life Insurance Company (London Life) and Great-West Life & Annuity Insurance Company (GWL&A) at June 30, 2004, December 31, 2003 and June 30, 2003 and in The Canada Life Assurance Company (Canada Life) at June 30, 2004 and December 31, 2003. The non-controlling interests of GWL&A, Great-West, London Life, Canada Life and its subsidiaries are:



                                                             For the three months    For the six months
                                                                 ended June 30         ended June 30
                                                            ---------------------------------------------
     a)                                                       2004        2003       2004        2003
                                                            ---------- --------- ------------- -----------
                                                            ---------- --------- ------------- -----------
           Participating policyholder
                    Net income attributable to participating
                      policyholder before policyholder dividends
                         Great-West                              $ 25         $ 25      $ 49        $ 50
                         London Life                              136          155       278         288
                         Canada Life                               39            -        85           -
                         GWL&A                                     43           42       101          89

                    Policyholder dividends
                         Great-West                               (22)         (22)      (44)        (45)
                         London Life                             (128)        (135)     (258)       (265)
                         Canada Life                              (49)           -       (95)          -
                         GWL&A                                    (43)         (40)      (95)        (87)
                                                            ---------- ---------------------- -----------
                                                            ---------- ---------------------- -----------
                    Net income                                      1           25        21          30
                                                            ---------- ---------------------- -----------

          Preferred shareholder dividends of subsidiaries           4            3         9           6

          Non-controlling interests in capital stock and surplus    -            1         -           1
                                                            ---------- ---------------------- -----------
                                                            ---------- ---------------------- -----------
          Total                                                   $ 5         $ 29      $ 30        $ 37
                                                            ========== ====================== ===========


          Distribution on Great-West Life Capital Trust           $ 5          $ 5      $ 10        $ 10
               Securities
          Distribution on Canada Life Capital Trust Securities      7            -        14           -
          Trust units held by consolidated group as
               temporary investments                               (5)          (1)      (10)         (1)
                                                            ---------- ---------------------- -----------
                                                            ---------- ---------------------- -----------
          Total                                                   $ 7          $ 4      $ 14         $ 9
                                                            ========== ====================== ===========






    b) As at
                                                              June 30,        December 31,      June 30,
                                                                 2004           2003             2003
                                                           -------------   ------------    -------------

         Participating policyholder
            undistributed surplus
                   Great-West                                     $ 349          $ 345            $ 335
                   London Life                                    1,007            985              928
                   Canada Life                                       12             50                -
                   GWL&A                                            216            202              210
                                                           -------------   ------------    -------------
                                                                  1,584          1,582            1,473

         Preferred shareholders of subsidiaries                     369            370              209

         Non-controlling interests in capital stock and surplus       -              -                1
         Trust units issued by Great-West Life Capital Trust        350            350              350
         Trust units issued by Canada Life Capital Trust            450            450                -
         Acquisition related fair market value adjustment            39             41                -
         Trust securities held by consolidated group
            as temporary investments                               (296)          (375)             (47)
                                                           -------------   ------------    -------------
                                                                    543            466              303
                                                           -------------   ------------    -------------
                                                                $ 2,496        $ 2,418          $ 1,986
                                                           =============   ============    =============


     On demutualization, $50 of seed capital was transferred from the shareholder account to the participating policyholder account of Canada Life. In accordance with the Conversion Proposal of The Canada Life Assurance Company and subject to approval by OSFI, the seed capital amount, together with a reasonable rate of return, may be transferred to the shareholder account if the seed capital is no longer required to support the new participating policies.

     During the second quarter of 2004, following OSFI approval, $21 of seed capital related to the Irish open block of the participating policyholder account, together with accrued interest of $5 (after tax), was transferred from the participating account to the shareholder account. The repatriation resulted in an increase in shareholder surplus of $21 and a decrease in non-controlling interests of $21.





6. Capital Stock

     Authorized
          Unlimited First Preferred Shares, Class A Preferred Shares and Second Preferred Shares
          Unlimited Common Shares

     Issued and Outstanding
                                        June 30, 2004           December 31, 2003            June 30, 2003
                                  -------------------------- ------------------------- --------------------------
                                  -------------------------------------------------------------------------------
                                    Number     Stated Value    Number     Stated Value   Number      Stated Value
                                  ------------ -------------------------- ------------------------- -------------
                                  ------------ ------------- ------------ ------------ ------------ -------------
     Preferred Shares:

     Series C, 7.75% Non-Cumulative
         First Preferred Shares             -           $ -            -          $ -    4,000,000         $ 100
     Series D, 4.70% Non-Cumulative
         First Preferred Shares     8,000,000           200    8,000,000          200    8,000,000           200
     Series E, 4.80% Non-Cumulative
         First Preferred Shares    23,868,131           597   23,868,131          597            -             -
     Series F, 5.90% Non-Cumulative
         First Preferred Shares     7,957,006           199    7,957,006          199            -             -
     Series 1, 5.00% Non-Cumulative
         Class A Preferred Shares   5,192,242           130    5,192,242          130    5,192,242           130
                                  ------------ ------------- ------------ ------------ ------------ -------------
                                  ------------ ------------- ------------ ------------ ------------ -------------
     Balance, end of period        45,017,379       $ 1,126   45,017,379      $ 1,126   17,192,242         $ 430
                                  ------------ ------------- ------------ ------------ ------------ -------------
                                  ------------ ------------- ------------ ------------ ------------ -------------

     Common Shares:

     Balance, beginning of year   446,561,962       $ 4,657  366,376,712      $ 1,552  366,376,712       $ 1,552
     Purchased and cancelled under
         Normal Course Issuer Bid  (1,775,100)          (18)  (3,853,600)         (32)  (1,411,900)           (6)
     Issued under Stock Option Plan 1,035,439            15      840,937           13      497,871             7
     Private placement                      -             -   23,964,213          900            -             -
     Issued on acquisition of CLFC          -             -   55,958,505        2,102            -             -
     Issued and exchange for vested
         CLFC options                       -             -    3,275,195          122            -             -

                                  ------------ ------------- ------------ ------------ ------------ -------------
                                  ------------ ------------- ------------ ------------ ------------ -------------

     Balance, end of period       445,822,301       $ 4,654  446,561,962      $ 4,657  365,462,683       $ 1,553
                                  ------------ ------------- ------------ ------------ ------------ -------------
                                  ------------ ------------- ------------ ------------ ------------ -------------
     Total Capital Stock                            $ 5,780                   $ 5,783                    $ 1,983
                                               =============              ============              =============
                                               =============              ============              =============



7.   Stock Based Compensation

     Under the Company's stock option plan 141,000 options were granted during the first quarter, and 142,500 options were granted during the second quarter of 2004 (367,000 options were granted during the first quarter, and 131,750 options were granted during the second quarter of 2003). The weighted-average fair value of options granted during the six months ended June 30, 2004 was $12.90 per option ($9.93 per option during the six months ended June 30, 2003). The fair value of each option granted was estimated using the Black-Scholes option-pricing model with the following weighted average assumptions used for the options granted for the three months ended June 30, 2004 and June 30, 2003 respectively: dividend yield 2.723% (2.815%), expected volatility 25.45% (26.18%), risk-free interest rate 4.344% (4.724%), and expected life of 7 years (7 years).

     In accordance with the fair value based method of accounting compensation expense has been recorded on the options granted under the Company's stock option plan since January 1, 2002 based on the fair value of the options granted, amortized over the vesting period. Compensation expense of $3 million, after tax, has been recognized for the six months ended June 30, 2004. For the six months ended June 30, 2003, the intrinsic value based method of accounting was applied, and as a result, no compensation expense was recorded for options granted under the Company's plan. Had the fair value based method of accounting been applied, compensation expense, net of tax, would have been recorded for the options granted under the Company's plan since January 1, 2002. The Company's net income for the six months ended June 30, 2003 on this basis would have been reduced by less than $1 million.


8.   Reinsurance Transactions

     During the first quarter of 2004, the Company's indirect subsidiary, Canada Life, ceded 100% of its U.S. group insurance business to a third party on an indemnity reinsurance basis. The ceded premiums of $429 associated with the transaction have been recorded in the Summary of Consolidated Operations as a reduction of premium income with a corresponding reduction to the change in actuarial liabilities. For the Consolidated Balance Sheet, this transaction resulted in a reduction of cash and other assets of $464, a reduction of policyholder liabilities of $429, and a reduction of other liabilities of $35.



9.   Pension Plans and Other Post Retirement Benefits

     The total benefit costs for the periods ending June 30, 2004 included in benefits and expenses are as follows:


                                                                          For the three months       For the six months
                                                                              ended June 30             ended June 30
                                                                          ----------------------    ----------------------
                                                                          ----------------------    ----------------------
Pension benefits                                                           $         18              $         29
Other benefits                                                                       14                        28
                                                                          ----------------------    ----------------------
                                                                          ----------------------    ----------------------
Total                                                                      $         32              $         57
                                                                          ======================    ======================
                                                                          ======================    ======================




10.  Earnings Per Common Share

The following table provides the reconciliation between basic and diluted earnings per common share:

                                                   For the three months    For the six months
                                                      ended June 30        ended June 30
                                                  -----------------------  -------------------------------
                                                  -----------------------  -------------------------------
                                                     2004        2003          2004             2003
                                                  ----------- -----------  --------------  ---------------
                                                  ----------- -----------  --------------  ---------------
      a)  Earnings

          Net income - common shareholders             $ 401       $ 261           $ 777            $ 514
                                                  =========== ===========  ==============  ===============
                                                  =========== ===========  ==============  ===============

      b)  Number of Common Shares at June 30

          Average number of common shares outstanding                        446,517,952      365,889,909
          Add:

              -Potential exercise of outstanding stock options                 4,110,828        3,946,895
                                                                           --------------  ---------------
                                                                           --------------  ---------------

          Average number of common shares outstanding - diluted basis        450,628,780      369,836,804
                                                                           ==============  ===============
                                                                           ==============  ===============

      Earnings per Common Share

          Basic                                      $ 0.898     $ 0.715         $ 1.739          $ 1.405
                                                  =========== ===========  ==============  ===============
                                                  =========== ===========  ==============  ===============

          Diluted                                    $ 0.890     $ 0.707         $ 1.723          $ 1.390
                                                  =========== ===========  ==============  ===============
                                                  =========== ===========  ==============  ===============


11. Commitments (changes since December 31, 2003 annual report)

     LRG has a syndicated letter of credit facility providing U.S. $1,100 in letters of credit capacity. At December 31, 2003 LRG had issued U.S. $925 in letters of credit under the facility. On January 5, 2004 two transactions resulted in the reduction of total issued letters of credit to U.S. $818.

     LRG has issued U.S. $830 in letters of credit as at June 30, 2004 for this facility.

12. Segmented Information

     Effective for the second quarter of 2004 the Company has changed its major reportable segments by separating the former Canada/Europe segment into two segments, Canada and Europe. The segments reflect the management structure and organization of the Company. Comparative information has been separated on the same basis.

     The Canada segment includes the net consolidated Canadian operations of Great-West and its wholly owned subsidiaries CLFC and LIG. The Europe segment includes the net consolidated European and International operations of CLFC together with reinsurance operations of CLFC and LRG.


     Consolidated Operations

             For the three months ended June 30, 2004



                                                                                         United         Lifeco
                                                         Canada          Europe          States        Corporate         Total
                                                      ------------    -------------   ------------   -------------   -------------
             Income:
               Premium income                             $ 1,597          $ 1,883          $ 460             $ -         $ 3,940
               Net investment income                          625              273            427               -           1,325
               Fee and other income                           169              104            314               -             587
                                                                      -------------   ------------   -------------   -------------
                                                      ------------

             Total income                                   2,391            2,260          1,201               -           5,852
                                                      ------------    -------------   ------------   -------------   -------------

             Benefits and Expenses:
               Paid or credited to policyholders            1,687            2,005            641               -           4,333
               Other                                          464              157            326               2             949
               Restructuring costs                              -                -              -               9               9
               Amortization of intangible assets                3                1              -               -               4
               Distribution on capital
                       trust securities                         7                -              -               -               7
                                                      ------------    -------------   ------------   -------------   -------------
             Net operating income
               before income taxes                            230               97            234             (11)            550

             Income taxes                                      29               24             78              (1)            130
                                                      ------------    -------------   ------------   -------------   -------------

             Net income before non-controlling
                 interests                                    201               73            156             (10)            420

             Non-controlling interests                          6               (3)             2               -               5
                                                      ------------    -------------   ------------   -------------   -------------

             Net income                                     $ 195             $ 76          $ 154           $ (10)          $ 415
                                                      ============    =============   ============   =============   =============



             Summary of Net Income

               Preferred shareholder dividends               $ 14              $ -            $ -             $ -            $ 14
               Net income -  common shareholders              181               76            154             (10)            401
                                                      ------------    -------------   ------------   -------------   -------------
             Net income                                     $ 195             $ 76          $ 154           $ (10)          $ 415
                                                      ============    =============   ============   =============   =============




             For the three months ended June 30, 2003



                                                                                         United         Lifeco
                                                         Canada          Europe          States        Corporate         Total
                                                      ------------    -------------   ------------   -------------   -------------

             Income:
               Premium income                             $ 1,146            $ 996          $ 527             $ -         $ 2,669
               Net investment income                          440              122            341               -             903
               Fee and other income                           110                -            289               -             399
                                                                      -------------   ------------   -------------   -------------
                                                      ------------

             Total income                                   1,696            1,118          1,157               -           3,971
                                                      ------------    -------------   ------------   -------------   -------------

             Benefits and Expenses:
               Paid or credited to policyholders            1,212            1,093            654               -           2,959
               Other                                          288                8            301               -             597
               Restructuring costs                              -                -              -               -               -
               Amortization of intangible assets                -                -              -               -               -
               Distribution on capital
                       trust securities                         4                -              -               -               4
                                                      ------------    -------------   ------------   -------------   -------------
             Net operating income
               before income taxes                            192               17            202               -             411

             Income taxes                                      45                2             68               -             115
                                                      ------------    -------------   ------------   -------------   -------------

             Net income before non-controlling
                 interests                                    147               15            134               -             296

             Non-controlling interests                         24                3              2               -              29
                                                      ------------    -------------   ------------   -------------   -------------

             Net income                                     $ 123             $ 12          $ 132             $ -           $ 267
                                                      ============    =============   ============   =============   =============



             Summary of Net Income

               Preferred shareholder dividends                $ 6              $ -            $ -             $ -             $ 6
               Net income -  common shareholders              117               12            132               -             261
                                                      ------------    -------------   ------------   -------------   -------------
             Net income                                     $ 123             $ 12          $ 132             $ -           $ 267
                                                      ============    =============   ============   =============   =============





             For the six months ended June 30, 2004



                                                                                         United         Lifeco
                                                         Canada          Europe          States        Corporate         Total
                                                      ------------    -------------   ------------   -------------   -------------

             Income:
               Premium income                             $ 3,475          $ 3,185          $ 691             $ -         $ 7,351
               Net investment income                        1,270              521            858               -           2,649
               Fee and other income                           340              187            592               -           1,119
                                                                      -------------   ------------   -------------   -------------
                                                      ------------

             Total income                                   5,085            3,893          2,141               -          11,119
                                                      ------------    -------------   ------------   -------------   -------------

             Benefits and Expenses:
               Paid or credited to policyholders            3,703            3,400            999               -           8,102
               Other                                          911              302            661               2           1,876
               Restructuring costs                              -                -              -              18              18
               Amortization of intangible assets                6                1              -               -               7
               Distribution on capital
                       trust securities                        14                -              -               -              14
                                                      ------------    -------------   ------------   -------------   -------------
             Net operating income
               before income taxes                            451              190            481             (20)          1,102

             Income taxes                                      71               38            161              (3)            267
                                                      ------------    -------------   ------------   -------------   -------------

             Net income before non-controlling
                 interests                                    380              152            320             (17)            835

             Non-controlling interests                         24               (1)             7               -              30
                                                      ------------    -------------   ------------   -------------   -------------

             Net income                                     $ 356            $ 153          $ 313           $ (17)          $ 805
                                                      ============    =============   ============   =============   =============



             Summary of Net Income

               Preferred shareholder dividends               $ 28              $ -            $ -             $ -            $ 28
               Net income -  common shareholders              328              153            313             (17)            777
                                                      ------------    -------------   ------------   -------------   -------------
             Net income                                     $ 356            $ 153          $ 313           $ (17)          $ 805
                                                      ============    =============   ============   =============   =============



             For the six months ended June 30, 2003



                                                                                         United         Lifeco
                                                         Canada          Europe          States        Corporate         Total
                                                      ------------    -------------   ------------   -------------   -------------

             Income:
               Premium income                             $ 2,277          $ 2,148        $ 1,193             $ -         $ 5,618
               Net investment income                          869              288            694               -           1,851
               Fee and other income                           217                -            615               -             832
                                                                      -------------   ------------   -------------   -------------
                                                      ------------

             Total income                                   3,363            2,436          2,502               -           8,301
                                                      ------------    -------------   ------------   -------------   -------------

             Benefits and Expenses:
               Paid or credited to policyholders            2,422            2,395          1,464               -           6,281
               Other                                          578               15            634               -           1,227
               Restructuring costs                              -                -              -               -               -
               Amortization of intangible assets                -                -              -               -               -
               Distribution on capital
                       trust securities                         9                -              -               -               9
                                                      ------------    -------------   ------------   -------------   -------------
             Net operating income
               before income taxes                            354               26            404               -             784

             Income taxes                                      84               (1)           138               -             221
                                                      ------------    -------------   ------------   -------------   -------------

             Net income before non-controlling
                 interests                                    270               27            266               -             563

             Non-controlling interests                         31                4              2               -              37
                                                      ------------    -------------   ------------   -------------   -------------

             Net income                                     $ 239             $ 23          $ 264             $ -           $ 526
                                                      ============    =============   ============   =============   =============



             Summary of Net Income

               Preferred shareholder dividends               $ 12              $ -            $ -             $ -            $ 12
               Net income -  common shareholders              227               23            264               -             514
                                                      ------------    -------------   ------------   -------------   -------------
             Net income                                     $ 239             $ 23          $ 264             $ -           $ 526
                                                      ============    =============   ============   =============   =============